Exhibit 99.1

CERTIFICATION

I, Fred Hassan, Chairman of the Board, Chief Executive Officer and President of Schering-Plough Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended March 31,

2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15

U.S.C. 78m); and

(2) information contained in the Periodic Report fairly presents, in all material respects,

the financial condition and results of operations of Schering-Plough Corporation.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Dated: May 12, 2003
/s/ Fred Hassan
Fred Hassan
Chairman of the Board,
Chief Executive Officer
and President

A signed original of this written statement required by Section 906 has been provided to Schering-Plough Corporation and will be retained by Schering-Plough Corporation and furnished to the Securities and Exchange Commission or its staff upon request.